A. CATHERINE NGO PresidentA. CATHERINE & Chief Executive NGOOfficer President & Chief Executive Officer DAVID S. MORIMOTO ExecutiveDAVID Vice S. President MORIMOTO & ExecutiveChief Financial Vice PresidentOfficer & Chief Financial Officer AUGUST 2018 SEPTEMBER 2018

FORWARD LOOKING STATEMENTS This presentation may contain forward-looking statements concerning: projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “forecasts,” “hopes,” “should,” “estimates”, “may”, “will”, “target” or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from forward-looking statements for a variety of reasons, including, but not be limited to: an increase in inventory or adverse conditions in the Hawai'i and California real estate markets and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as volcanoes, hurricanes, wildfires, tsunamis, storms and earthquakes) on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawai'i market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd- Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations; negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from forward-looking statements, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the fiscal year ended December 31, 2017, and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law. 2

CORPORATE PROFILE Founded in 1954 by Japanese-American veterans of World War II Over 60 years later, Central Pacific continues MARKET to work for our customers, shareholders, INFORMATION employees and the community. NYSE CPF Assets $5.7B Market Cap $841 Mil Share Price $28.66 Divd Yld 2.93% CAGR 15% HAWAII FRANCHISE • 35 Branches in Hawaii only • 4th largest financial institution in Hawaii Note: Market cap and share price data as of August 27, 2018. CAGR based on share price appreciation from recapitalization in February 2011 through August 27, 2018. 3

CPF BRANCH POSITIONING Oahu (27) Kauai (2) Maui (4) 35 BRANCHES IN THE STATE OF HAWAI'I Hawai'i (2) Concentrated on Oahu where 70% of the State’s population lives. 4

SHAREHOLDER VALUE DRIVERS 1 STRONG HAWAII MARKET & 12 ATTRACTIVE POSITION NICHE GROWTH OPPORTUNITIES 3 SUPPORTED WITH 2 STRONG EFFICIENCY PRODUCTS IMPROVEMENT OPPORTUNITY 4 SOLID CAPITAL AND CREDIT 5

STRONG HAWAII MARKET REAL GDP HOUSING ECONOMIC DRIVER LABOR MARKET $75.3B in 2017 $782,000 Tourism drives 2.1% up 1.7% from Median single 20% of Hawaii Unemployment 2016 family home price GDP; 9.4M visitor the lowest in on Oahu arrivals and the nation $16.8B in visitor spending Note: Real GDP and Economic Driver data as of December 31, 2017. Housing and Labor Market data as of 6 July 31, 2018.

DIVERSITY OF TOURISM – VISITOR ARRIVALS Visitor Arrivals Europe 1.2% 2018 Korea Other China 2.5% 1.7% 4.3% Australia / New Zealand 3.9% US West Canada 42.0% 6.2% Japan 15.2% 2018 GROWTH REGIONS US West +11% US East Australia/New Zealand +9% 23.0% Korea +9% US East +8% Europe +6% Canada +6% Source: Hawaii Tourism Authority. Data as of June 30, 2018. 7

SIGNIFICANT RESIDENTIAL DEVELOPMENT . Kaka’ako: 22 New High- Rise Condominiums in Honolulu. 13 completed, 9 in progress or planning. . Ho’opili: 11,750 new home development project with building permits of $4.6B underway in West Oahu . Koa Ridge: 3,500 new home development project underway in Central Oahu, with an estimated cost of $2B Source: Honolulu Star Advertiser, Hawai'i Community Development Authority, Pacific Business News. 8

SIGNIFICANT PUBLIC & COMMERCIAL DEVELOPMENT . Rail Construction for 20-mile route on Oahu with an estimated cost of $8.3B . Modernization of the Daniel K. Inouye International Airport in Honolulu, $1.3B project . Atlantis Resort Development in West Oahu, 26 acres with an estimated cost of $2B Source: Honolulu Star Advertiser, Hawaii Community Development Authority, Honolulu Rail Transit, Hawaii Airports Modernization, Pacific Business News. 9

ATTRACTIVE POSITION IN HAWAII MARKET LARGE SMALL INSTITUTIONS INSTITUTIONS . First Hawaiian Bank . Territorial Savings . $20B total assets . $2B total assets . . 61 branches $5.7B total assets . 29 branches . 35 branches . Bank of Hawaii . Hawaii National Bank . $17B total assets . $0.6B total assets Large enough to serve . 69 branches . 13 branches most Hawai'i customers. . American Savings . Finance Factors Bank Small enough to provide . $0.6B total assets . $7B total assets differentiated service. . 14 branches . 49 branches Note: Data as of June 30, 2018. 10

NICHE BANKING GROWTH OPPORTUNITIES . SMALL Business banking and branch collaboration together with streamlined credit BUSINESSES underwriting, documentation and booking processes . Relationships with physician and dental organizations and schools have been successful in growing market share . SBA Lender of the Year Category II, 6 years in a row JAPAN BUSINESS . Agreements with Hokuyo Bank and DEVELOPMENT TSUBASA Alliance of Japan for relationship development and two-way referral of business . Address banking needs that may not be available in Japan, such as Captive Insurance deposits 11

SMALL BUSINESS ONLINE BANKING PRODUCT . Valuable tool for small businesses to automate banking transactions and processing . Mobile functionality . No monthly fees . Strong and consistent client enrollments since product launch in July 2016 12

FLAGSHIP DEPOSIT PRODUCT- EXCEPTIONAL PLAN Plan links personal deposit accounts with a combined minimum balance of $10,000 and offers numerous free benefits and services to the customer. PRODUCT SUMMARY CUSTOMER BENEFITS Total Balances $1.3 Billion  ATM fees waived Wtd Avg Rate 0.08%  Free checks Average Life 9 years  Free notary  Free identify theft alerts  Free safe deposit box  No wire fees During the current rising rate cycle (since Dec. 2015) balances have increased by $0.2 billion and accounts have grown by ~1,400, while we have not moved the interest rates. 13

DEPOSIT PRICING SENSITIVITY CYCLE TO DATE YEAR OVER YEAR 4Q15 2Q18  Beta 2Q17 2Q18  Beta Fed Funds 0.25%  2.00% 1.75% 1.25%  2.00% 0.75% Total Deposit Rates 0.09%  0.37% 0.28% 16% 0.21%  0.37% 0.16% 21% Core Rates ($4.0B) 0.06%  0.09% 0.03% 1% 0.06%  0.09% 0.03% 3% Non-Core Rates ($1.0B) 0.21%  1.46% 1.25% 71% 0.80%  1.46% 0.66% 88% Core deposits which totals $4.0B have had minimal upward repricing this cycle thus f a r. Non-core deposits which consist primarily of public time deposits reprice generally with the market. 14

EFFICIENCY RATIO IMPROVEMENT WITH FURTHER OPPORTUNITY Efficiency Ratio 120% 100% YTD 2Q18 Efficiency Ratio: 64.9% 80% 60% 40% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD 2Q18 EFFICIENCY INITIATIVES . Reallocate assets from the investment securities portfolio to the loan portfolio. . Leverage customer 360 degree view and data analytics to enhance customer profitability. . New automated branch staffing model. . Implement digital strategy including new online banking platform and commercial loan origination system. 15

STRONG CAPITAL POSITION & CONTINUED OPTIMIZATION Regulatory Capital Ratios CASH DIVIDENDS As of June 30, 2018 18.0% . $0.21 per share in 3Q18, up 17% YoY 15.7% Total . Dividend yield of 2.93% 16.0% RBC 1.3% . Dividend payout ratio of 44% in 2Q18 14.0% . Aggregate dividends paid of $98.1 2.2% million from 2013 through 2Q18 12.0% Tier 2 10.0% Tier 1 CET1 8.0% SHARE REPURCHASES 6.0% 12.2% 10.3% . 0.6 million shares totaling $18.1 4.0% 8.4% million repurchased YTD through 2.0% 2Q18 . 13.4 million shares totaling $297.7 0.0% million repurchased from 2013 Risk-based Tier 1 TCE Capital Leverage through 2Q18 16

SOLID CREDIT POSITION $600 Total Nonperforming Assets $500 $500 $400 $303 Millions $300 $196 $200 $144 0.06% of Total Assets at 6/30/18 $90 $100 $47 $42 $16 $9 $4 $4 $- 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2Q18 C&D Comml Mtg Resi Mtg/Home Equity C&I/Other 17

STRONG RESERVE COVERAGE ALLL/Total Loans 10.00% 8.89% 9.00% 8.00% 7.00% 6.75% 5.91% 6.00% 5.00% 4.37% 4.00% 3.19% 2.97% 2.53% 3.00% 1.97% 1.61% 2.00% 2.08% 1.97% 1.33% 1.69% 2.00% 1.48% 1.48% 1.29% 1.24% 1.23% 1.11% 0.98% 0.94% 0.96% 0.94% 1.00% 0.00% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 1Q18 2Q18 CPF Peer Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $7 billion (82 banks). Source: SNL Financial 18

SHAREHOLDER VALUE DRIVERS 1 STRONG HAWAII MARKET & 12 ATTRACTIVE POSITION NICHE GROWTH OPPORTUNITIES 3 SUPPORTED WITH 2 STRONG EFFICIENCY PRODUCTS IMPROVEMENT OPPORTUNITY 4 SOLID CAPITAL AND CREDIT 19

A. CATHERINE NGO President & Chief Executive Officer DAVIDTHANK S. MORIMOTO YOU Executive Vice President & Chief Financial Officer AUGUST 2018 20

A. CATHERINE NGO President & Chief Executive Officer DAVIDAPPENDIX S. MORIMOTO Executive Vice President & Chief Financial Officer AUGUST 2018 21

FINANCIAL HIGHLIGHTS

($ in millions)	QTD 2Q18	QTD 1Q18	Year ended December 31, 2017	2016	2015	2014	2013
Balance Sheet (period end data)							
Loans and leases	$3,881.6	$3,816.1	$3,770.6	$3,524.9	$3,211.5	$2,932.2	$2,630.6
Total assets	5,681.5	5,651.3	5,623.7	5,384.2	5,131.3	4,853.0	4,741.2
Total deposits	4,979.1	4,980.4	4,956.4	4,608.2	4,433.4	4,110.3	3,936.2
Total shareholders' equity	480.7	484.1	500.0	504.7	494.6	568.0	660.1
Income Statement							
Net interest income	$42.7	$42.3	$167.7	$158.0	$149.5	$143.4	$133.1
Provision (credit) for loan & lease losses	0.5	(0.2)	(2.7)	(5.5)	(15.7)	(6.4)	(11.3)
Other operating income	9.6	9.0	36.5	42.3	34.8	41.2	50.2
Other operating expense (excl goodwill)	33.7	33.5	131.8	133.6	127.0	130.2	134.8
Income taxes (benefit)	3.8**	3.7**	33.9*	25.2	27.1	20.4	(112.2)
Net income	14.2**	14.3**	41.2*	47.0	45.9	40.4	172.0
Profitability							
Return on average assets	1.00%**	1.01%**	0.75%*	0.90%	0.92%	0.85%	3.73%
Return on avg shareholders' equity	11.83%**	11.60%**	8.03%*	9.16%	8.91%	6.80%	27.70%
Efficiency ratio	64.48%	65.37%	64.55%	66.69%	68.92%	70.51%	73.53%
Net interest margin	3.20%	3.21%	3.28%	3.27%	3.30%	3.32%	3.19%
Capital Adequacy (period end data)							
Leverage capital ratio	10.3%	10.3%	10.4%	10.6%	10.7%	12.0%	13.7%
Total risk-based capital ratio	15.7%	15.8%	15.9%	15.5%	15.7%	18.2%	21.6%
Asset Quality							
Net loan charge-offs/average loans	0.16%	0.06%	0.11%	0.03%	-0.16%	0.12%	0.05%
Nonaccrual loans/total loans (period end)	0.08%	0.07%	0.07%	0.24%	0.44%	1.33%	1.58%

* Results were negatively impacted by a one-time $7.4 M charge for the revaluation of our net DTA due to Tax Reform.
** Results were positively impacted by lower Federal tax rate plus one-time adjustments in Q1 and Q2 2018 of $0.6 M each.

CENTRAL PACIFIC FINANCIAL CORP 22

STRONG LOAN GROWTH Balances Outstanding $4,500 6.5 Year $4,030 $3,881 CAGR $4,000 $3,771 $3,525 $3,500 $3,212 $3,042 $2,932 $3,000 +11.4% $2,631 $2,500 $2,169 $2,204 $2,064 $2,000 Millions +22.1% $1,500 +17.7% $1,000 -12.6% $500 +5.9% $0 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2Q18 Comml Mtg Construction C&I Consumer/Other Resi Mtg/Home Equity 23

LOAN PORTFOLIO COMPOSITION ($ in Millions) June 30, 2018 June 30, 2017 Change Balance % Balance % $ % Hawai'i Portfolio Residential Mortgage $1,377 35% $1,250 34% $127 10% Home Equity 431 11% 395 11% 36 9% Commercial Mortgage 830 21% 768 21% 62 8% Commercial & Ind/Leasing 412 11% 395 11% 17 4% Construction 64 2% 91 3% -27 -30% Consumer 332 9% 306 9% 26 8% Total Hawai'i Portfolio $3,446 89% $3,205 89% $241 8% Mainland Portfolio Commercial Mortgage $189 5% $127 4% $62 49% Commercial & Industrial 112 3% 104 3% 8 8% Construction 2 0% 3 0% -1 -33% Consumer 133 3% 153 4% -20 -13% Total Mainland Portfolio $436 11% $387 11% $49 13% Total Loan Portfolio $3,882 100% $3,592 100% $290 8% 24

HAWAII DEPOSIT PRICING ADVANTAGE 2.50% 2.35% Total Deposit Cost 2.00% 1.59% CPF Peer 1.50% 1.63% 1.05% 0.78% 1.00% 1.09% 0.57% 0.64% 0.54% 0.36% 0.52% 0.40% 0.34% 0.33% 0.50% 0.64% 0.37% 0.30% 0.32% 0.00% 0.23% 0.14% 0.11% 0.09% 0.09% 0.12% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 1Q18 2Q18 Note: National peer group is comprised of publicly traded U.S. banks with total assets between $3 and $7 billion (82 banks). Source: SNL Financial 25

CREATING VALUE FOR OUR EMPLOYEES & THE COMMUNITY BEST PLACES TO WORK . Central Pacific Bank has been awarded as one of the “Best Places to Work” by Hawaii Business Magazine for the last 9 years in a row. . Average employee tenure for VP’s and above is 12 years. COMMUNITY FOCUS . CPB Foundation has granted over $3 million in support of Hawaii charities and non-profits since 2011. . CPB consistently received an Outstanding CRA rating for the past 5 examinations. 26